Exhibit 99.5

British Columbia Securities Commission

Alberta Securities Commission

Toronto Stock Exchange

Ontario Securities Commission

Dear Sirs/Mesdames

Re:	Consent of Qualified Person

I, Stephen B. Batman, consent to the public filing of the technical report titled, “Technical Report and Preliminary Economic Assessment For Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada,” amended and restated on May 18, 2016 ( the “Technical Report”) by Corvus Gold Inc. (the “Issuer”).

I also consent to any extracts from or a summary of the Technical Report in the June 16, 2015 news release of the Issuer.

I certify that I have read the June 16, 2015 news release filed by the Issuer and that it fairly and accurately represents the information in the Technical Report for which I am responsible.

Dated this 19th day of May 2016.

“Stephen B. Batman” (signed)

Stephen B. Batman SME-RM